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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report dated March 13, 1998 accompanying the consolidated financial statements included in the Annual Report of Medical Science Systems, Inc. on Form 10-KSB for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statements of Medical Science Systems, Inc. on Form S-8 (File No. 333- 47343, filed February 27, 1998).

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 27, 1998